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                                                                     EXHIBIT 3.1

     [NOTE: THE FOLLOWING RESTATED CERTIFICATE OF INCORPORATION HAS BEEN FURTHER RESTATED, FOR PURPOSES OF FILING THE SAME WITH THE SECURITIES AND EXCHANGE COMMISSION ONLY, TO GIVE EFFECT TO (I) THE CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF SOFTKEY INTERNATIONAL INC. FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE ON MAY 30, 1996, (II) THE CERTIFICATE OF OWNERSHIP OF SOFTKEY INTERNATIONAL INC. CHANGING ITS NAME TO THE LEARNING COMPANY, INC. FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE ON OCTOBER 24, 1996 AND (III) THE CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE LEARNING COMPANY, INC. FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE ON JUNE 26, 1998.]

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           THE LEARNING COMPANY, INC.

               The Learning Company, Inc. (formerly known as "SoftKey International Inc.), a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on October 1, 1986 under the name Orporcim Corporation, HEREBY CERTIFIES that this Restated Certificate of Incorporation restating, integrating and amending its Certificate of Incorporation was duly adopted by its Board of Directors in accordance with Sections 242 and 245 of the general Corporation Law of the State of Delaware.

1.   NAME. The name of the Corporation is "The Learning Company, Inc."

2. REGISTERED OFFICE. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. PURPOSES. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.   CAPITAL STOCK

          4.1 AUTHORIZED CAPITAL STOCK. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 205,000,001, of which 200,000,000 shares are to be designated shares of "Common Stock", each such share of Common Stock to have a par value of $0.01, 5,000,000 shares are to be

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designated shares of "Preferred Stock", each such share of Preferred Stock to have a par value of $0.01, and one share is to be designated the share of "Special Voting Stock," such share of Special Voting Stock to have a par value of $1.00.

          4.2 RIGHTS, PRIVILEGES AND RESTRICTIONS.

               4.2.1 COMMON STOCK AND SPECIAL VOTING STOCK. The rights, privileges and restrictions of the Common Stock and the Special Voting Stock shall be set forth in this Section 4.

               4.2.2 PREFERRED STOCK. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law of the State of Delaware, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices;
(ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or ex-changeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

          4.3 VOTING RIGHTS OF COMMON STOCK AND SPECIAL VOTING STOCK.

               4.3.1 GENERAL. Except as otherwise required by law or this Restated Certificate, (i) each holder of record of Common Stock shall have one vote in respect of each share of stock held by the holder on the books of the Corporation, and (ii) the holder of record of the share of Special Voting Stock shall have a number of votes equal to the number of outstanding Exchangeable Non-Voting Shares ("Exchangeable Shares") of SoftKey Software Products Inc. from time to time which are not owned by the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation, in each case for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Any vacancy in the Board of Directors occurring because of the death, resignation or removal of a director elected by the holders of Common Stock and Special Voting Stock shall be filled by the vote or written consent of the holders of such Common Stock and Special Voting Stock or, in the absence of action by such



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holders, such vacancy shall be filled by action of the remaining directors. A director elected by the holders of Common Stock and Special Voting Stock may be removed from the Board of Directors with or without cause by the vote or consent of the holders of such Common Stock and Special Voting Stock, as provided by the Delaware General Corporation Law. For the purposes hereof, "control" (including the correlative meanings, the terms "controlled by" and "under common control of") as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person through the ownership of voting securities, by contract or otherwise.

               4.3.2 COMMON STOCK AND SPECIAL VOTING STOCK IDENTICAL IN VOTING. In respect of all matters concerning the voting of shares, the Common Stock and the Special Voting Stock shall vote as a single class and such voting rights shall be identical in all respects.

          4.4 LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, and subject to any prior rights of holders of shares of Preferred Stock, the holders of Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its stockholders and the holders of Special Voting Stock shall not be entitled to receive any such assets.

          4.5 DIVIDENDS. The holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock and the holders of Special Voting Stock shall not be entitled to receive any such dividends.

          4.6 SPECIAL VOTING STOCK. (a) Pursuant to the terms of that certain Combination Agreement, dated as of August 17, 1993, as amended and restated, by and among the Corporation, SoftKey Software Products Inc., an Ontario corporation, Spinnaker Software Corporation, a Minnesota corporation and SSC Acquisition Corporation, a Delaware corporation, one share of Special Voting Stock is being issued to the trustee (the "Trustee") under the Voting and Exchange Trust Agreement, dated as of February 4, 1994, by and between the Corporation, SoftKey Software Products Inc. and the Trustee.

               (b) The holder of the share of Special Voting Stock is entitled to exercise the voting rights attendant thereto in such manner as such holder desires.


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               (c) At such time as the Special Voting Stock has no votes
attached to it because there are no Exchangeable Shares of SoftKey outstanding which are not owned by the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation, and there are no shares of stock, debt, options or other agreements of SoftKey Software Products Inc. which could give rise to the issuance of any Exchangeable Shares of SoftKey Software Products Inc. to any person (other than the Corporation, any of its sub-sidiaries or any person directly or indirectly controlled by or under common control of the Corporation), the Special Voting Stock shall be cancelled.

5. MANAGEMENT OF BUSINESS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by ballot unless required by the Bylaws of the Corporation.

6. BY-LAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors and the stockholders of the Corporation are each expressly authorized to adopt, amend, or repeal the Bylaws of the Corporation.

7. ARRANGEMENT WITH CREDITORS. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

8.   LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS.



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          8.1 ELIMINATION OF CERTAIN LIABILITIES OF DIRECTORS. A director of the
Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Section to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          8.2 INDEMNIFICATION AND INSURANCE.

               8.2.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to its fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connec-tion therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that the Corporation shall



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6 indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

               8.2.2 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate, Bylaw, agreement, vote of stockholders, or disinterested directors or otherwise.

               8.2.3 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enter-prise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

9. AMENDMENTS. The Corporation reserves the right to amend and repeal any provision contained in this Restated Certificate, and to take other corporate action to the extent and in the manner now or hereafter permitted or prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.


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     IN WITNESS WHEREOF, The Learning Company, Inc. (formerly known as "SoftKey
International Inc.") has caused this Restated Certificate of Incorporation to be signed in its name and on its behalf and attested on this 4th day of February, 1994.


                                        THE LEARNING COMPANY, INC.


                                        By /S/ Michael J. Perik
                                           ----------------------------------
                                           Name: Michael J. Perik
                                           Title: Chairman



ATTEST:

By  /S/ David L. Lewis
    ------------------------------
    Name: David L. Lewis
    Title: Secretary


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